Exhibit 99.06
Southern Company
Kilowatt-Hour Sales and Customers

(In Millions of KWHs)

	Three Months Ended June				Year-to-Date June
	2017	2016	Change	Weather Adjusted Change	2017	2016	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	50,665	47,572	6.5%		96,358	93,048	3.6%

Total Retail Sales-	38,849	39,426	(1.5)%	(0.4)%	74,353	77,465	(4.0)%	(0.8)%
Residential	12,087	12,443	(2.9)%	(0.4)%	23,003	25,045	(8.2)%	0.2%
Commercial	13,271	13,381	(0.8)%	—%	25,038	25,704	(2.6)%	(0.9)%
Industrial	13,280	13,382	(0.8)%	(0.8)%	25,886	26,270	(1.5)%	(1.5)%
Other	211	220	(4.2)%	(4.0)%	426	446	(4.6)%	(4.4)%

Total Wholesale Sales	11,816	8,146	45.1%	N/A	22,005	15,583	41.2%	N/A

(In Thousands of Customers)

					Period Ended June

					2017	2016[1]	Change
Regulated Utility Customers-
Total Utility Customers-					9,194	9,119	0.8%
Total Traditional Electric					4,621	4,575	1.0%
Southern Company Gas					4,573	4,544	0.6%

Notes

(1) Southern Company's acquisition of Southern Company Gas was completed on July 1, 2016. June 2016 customers are shown on a pro forma basis for comparative purposes.